UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2023

MDwerks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56299	33-1095411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Walnut Street, Suite 20125 Green Cove Springs, FL	32043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 501-0019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Acquisition or Disposition of Assets.

On August 25, 2023, MDwerks, Inc., a Delaware corporation (the “Company” or the “Seller”) entered an asset purchase agreement with Dream Workz Automotive LLC a Colorado Company (the “Purchaser”), who acquired tangible manufacturing assets of the Company, as set forth under the terms of an asset purchase agreement (the “Asset Purchase Agreement”) filed as Exhibit 2.1: Asset Purchase Agreement Among MDwerks, Inc., a Delaware corporation and Dream Workz Automotive LLC a Colorado Company.

In consideration for the purchase of the assets, and according to the terms of the Asset Purchase Agreement, the Company paid the sellers an aggregate purchase price of $195,000 (the “Purchase Price”), in a combination of cash in the amount of $100,000 (the “Cash Purchase Price”), and a promissory note in the amount of $95,000 (the “Note”).

According to the terms and conditions of the Note, the Purchaser promises to pay the Seller on the 72 Month anniversary of November 15, 2023 (the “Start Date”), $95,000.00 (the “Principal Amount”), and to pay interest on the outstanding Principal Amount at the rate of eight percent (8%) per annum, simple interest (the “Interest Rate”), on the Principal Amount and any accrued interest (the “Indebtedness”) that has not been paid prior to the Maturity Date.

According to the Note, interest shall commence accruing on the closing date of the Note (the “Issue Date”), computed on the basis of a 365-day year and the actual number of days elapsed, and shall be payable in consecutive monthly installments of principal and interest, based on the applicable interest rate and the months remaining in an amortization period, beginning at closing of the Note and extends for a period of seventy-two (72) months thereafter.

On the Maturity Date, the balance, plus accrued interest, then unpaid shall be due and payable immediately. To the extent that the amortization period extends beyond the Maturity Date, the final payment on the Maturity Date will be a balloon payment in an amount sufficient to repay all remaining indebtedness under the Note. Principal and interest payments after any change in the applicable interest rate or any partial prepayment will be calculated based on the number of months remaining in the seventy-two (72) month amortization period of this Promissory Note at such time. This Note ranks senior in right of payment to the Company’s capital stock.

The terms of the asset purchase agreement, including the consideration paid by the Company, were determined in arms’-length negotiations between the Company, on the one hand, and the sellers, on the other hand. The foregoing description of the asset purchase agreement is qualified in its entirety by the full text of the of the asset purchase agreement, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement Among MDwerks, Inc., a Delaware corporation and Dream Workz Automotive LLC a Colorado Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDwerks, Inc.

Date: August 31, 2023	By:	/s/ Steven C. Laker
	Name:	Steven C. Laker
	Title:	Chief Executive Officer